EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Alfred T. Mockett, Chairman and Chief Executive Officer of American Management Systems, Incorporated (the “Corporation”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the “Report”). The undersigned hereby certifies that:

     (1)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: 11/13/02	/s/ Alfred T. Mockett Name: Alfred T. Mockett Title: Chairman and Chief Executive Officer